Exhibit 3.1.1

II-VI INCORPORATED

AMENDED AND RESTATED BY-LAWS

~~November 7, 2011~~

August 16, 2014

ARTICLE I

MEETING OF SHAREHOLDERS

Section 1.01. ANNUAL MEETINGS; NOTICE. An annual meeting of the shareholders of II-VI Incorporated (the “Corporation”) shall be held each year at such time and place within or without the Commonwealth of Pennsylvania as shall be designated by the Board of Directors. Written notice of the annual meeting specifying the place, date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and means of remote communication, if any, shall be given at least five (5) days prior to the meeting to each shareholder of record entitled to notice of the meeting, except in the instance where the purpose of the meeting (or one of the purposes of the meeting) will be to consider a fundamental change in the Corporation as defined in Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), in which case notice shall be given at least ten (10) days prior to the meeting. At any annual meeting of shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting in accordance with these By-laws.

Section 1.02. SPECIAL MEETINGS; NOTICE. Special meetings of the shareholders may be called at any time, by the Chairman or the Board of Directors, for any purpose or purposes set forth in the call by delivering a written request to the Secretary. Special meetings shall be held not more than sixty (60) days after receipt by the Secretary of the request. Special meetings of the shareholders shall be held at such place as may be designated by the Board of Directors, or if not so designated, at the principal office of the Corporation. Except as otherwise provided in Section 1.03(b) of these By-laws, written notice of special meetings specifying the place, day, and hour of the meeting and the general nature of the business to be transacted shall be given at least five (5) days prior to the meeting to each shareholder entitled to vote thereat, except in the instance where the meeting will consider a fundamental change in the Corporation as defined in Chapter 19 of the Pennsylvania Business Corporation Law of 1988, in which case notice shall be given at least ten (10) days prior to the meeting. At any special meeting of the shareholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be specified in the Corporation’s notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the special meeting by or at the direction of the Board of Directors.

Section 1.03. ORGANIZATION AND MANNER OF ACTING.

(a) PROXIES: Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him/her/it by proxy. Every proxy shall be executed or authenticated by the shareholder or by his/her/its duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A telegram, telex, cablegram, datagram, e-mail, Internet or telephonic communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated as properly executed or authenticated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for purposes of a particular meeting or transaction. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent.

(b) QUORUM: A shareholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. At any meeting and except as otherwise provided by law, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be necessary and sufficient to constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum is not present, the shareholders present may adjourn the meeting from day to day to such time and place as they may determine by the affirmative vote of the shareholders entitled to cast a majority of the votes present, until a quorum shall be present at any such reconvened meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. The determination of shareholders entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment of that meeting unless the Board fixes a new record date. If after the adjournment, a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting. At any such adjourned meeting at which a quorum is present or represented, any business which could have been transacted at the meeting as originally noticed may be transacted.

(c) VOTING: Unless otherwise provided in the Amended and Restated Articles of Incorporation (the “Articles”), these By-laws or by law, every shareholder of record shall be entitled to one vote for every share of Common Stock standing in his/her name on the books of the Corporation. Elections of Directors need not be by ballot, except upon demand by a shareholder made at the election and before voting begins. In each election of Directors, every shareholder entitled to vote shall have the right to cast one vote for each share of Common Stock standing in such shareholder’s name on the books of the Corporation for each of such number of candidates as there are Directors to be elected, but no shareholder shall have any right to cumulate votes and cast them for one candidate or distribute them among two or more candidates. Except as provided in the Articles or these By-laws, resolutions of the shareholders shall be adopted, and any action of the shareholders at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting are entitled to cast, except as otherwise provided by law.

(d) PRESIDING OFFICER, SECRETARY: The Chairman of the Board, or in his/her absence or if such office is vacant the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the presiding officer hereinabove designated, the presiding officer shall be designated by the Board of Directors, or if not so designated, selected by the shareholders present; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting. Except as otherwise provided by law, the Articles or these By-laws, the presiding officer of a shareholders’ meeting shall have the power to determine whether a proposed nomination for election to the Board of

Directors or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

(e) MEETING BY TELEPHONE OR OTHER ELECTRONIC MEANS: One or more of the shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Meetings of shareholders also can be held by means of the Internet or other electronic communications technology in accordance with the BCL.

Section 1.04. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting, or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.04. Clause (2) of this Section 1.04(a) shall be the exclusive means for a shareholder to make nominations or submit other business proposals (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before a meeting of the shareholders.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (2) of Section 1.04(a) of these By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. With respect to a nomination for Director, in order to be timely such notice must be delivered to the Secretary no later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the anniversary date of the mailing date of the Corporation’s proxy statement in connection with the previous year’s annual meeting. With respect to a proposal for other business, in order to be timely such notice must be delivered to the Secretary no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the preceding year’s annual meeting and must be a proper matter for shareholder action. In the event that the date of the annual meeting is changed by more than 30 days from the first anniversary date of the previous year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation no later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper form, a shareholder’s notice to the Secretary must include the following, as applicable:

(i) as to each Proposing Person (as defined below), a shareholder’s notice must set forth:

(A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records),

(B)(1) the class or series and number of shares of the Corporation which are, directly or indirectly, beneficially owned (as defined below) or owned of record by such Proposing Person and whether such person has sole beneficial ownership of such shares (and if not solely beneficially owned, a description of such person’s beneficial ownership in such shares), (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or with a value derived in whole or in part from the value (or change in value) of, any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether any Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any class or series of shares of any security of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, or reduce the economic risk of ownership of any class or series of the shares of the Corporation by, or manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (5) any rights to dividends on the shares of the Corporation beneficially owned by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Proposing Person, and (9) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and

(C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) If the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in Section 1.04(c)(i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) any material interest of the Proposing Person in the business being proposed by such Proposing Person (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise) and (D) a description of all agreements, arrangements and understandings between such Proposing Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Person;

(iii) As to each person, if any, whom the shareholder proposes (including on behalf of any Proposing Person) to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Section 1.04(c)(i) above, also set forth: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant; and

(iv) With respect to each person, if any, whom the shareholder proposes (including on behalf of a Proposing Person) to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Sections 1.04(c)(i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 1.04(e) of these By-laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d) For purposes of these By-laws, (i) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (ii) the term “Proposing Person” shall mean (A) the shareholder providing the notice of nomination or business proposed to be brought before an annual meeting, (B) if the shareholder providing the notice of nomination or business proposed to be brought before an annual meeting is not the sole beneficial owner of all of the shares of the Corporation’s Common Stock or Preferred Stock listed in such notice, the other beneficial owner or beneficial owners of any of the shares of the Corporation’s Common Stock or Preferred Stock listed in such notice, (C) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner and (D) any other person with whom or with which such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert; and (iii) a person shall be deemed a “beneficial owner” of, and shall be deemed to “beneficially own” (A) any securities or interest that such person or any of such person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise and (B) any securities or interest of which such person or any of such person’s affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) is a “beneficial owner” within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(e) To be eligible to be a nominee for election or reelection as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.04 of these By-laws) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (D) will provide, upon request, a conditional resignation in accordance with the Corporation’s resignation policy regarding majority voting (the form of which shall be provided by the Secretary upon written request) and (E) will abide by the requirements of Section 1.04 of these By-laws.

(f) (i) Only such persons who are properly nominated in accordance with the procedures set forth in these By-laws shall be eligible to be elected at an annual meeting of shareholders to serve as Directors and only such business as shall have been properly brought before the any annual or special meeting in accordance with the procedures set forth in these By-laws shall be conducted at such annual or special meeting.

(ii) For purposes of this Section 1.04, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.04, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.04. Nothing in this Section 1.04 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) the holders of any series of Preferred Stock to elect Directors under specified circumstances. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

Section 1.05. VOTING LIST. The officer or agent having charge of the transfer books for the shares of the Corporation shall make, for each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to inspection by any shareholder during the whole time of the meeting. If the Corporation has 5,000 or more shareholders, the Corporation may, in lieu of making such list, make such information available by any other means.

Section 1.06. DETERMINATION OF SHAREHOLDERS OF RECORDS. The Board of Directors may fix a time, not more than ninety days before the date of any meeting of the shareholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or to vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten days preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares requested in the name of the shareholder are held for the account of a specified person or persons.

Section 1.07. JUDGES OF ELECTION OR VOTE. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his/her proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman of the meeting. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any shareholder or his/her proxy, the judges shall make a report in writing of any challenge or questions or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE II

DIRECTORS

Section 2.01. NUMBER, ELECTION AND TERM OF OFFICE. The number of Directors shall be at least five (5) and not more than eleven (11) Directors, the exact number to be set from time to time by resolution of the Board of Directors. Until otherwise provided by resolution of the Board of Directors, the Board shall consist of seven (7) Directors. Commencing with the annual meeting of the shareholders first following the adoption of these By-laws by the Board of Directors, the Board of Directors shall be divided into three classes in respect to term of office. Each class shall be as nearly equal in number as possible In accordance with the Articles, a nominee for Director shall be elected to the Board of Directors at a meeting of shareholders if the votes cast for such nominee by the shareholders entitled to vote in the election exceeds the votes cast against such nominee’s election; provided that if the number of nominees exceeds the number of Directors to be elected, then the nominees receiving the highest number of votes up to the number of Directors to be elected shall be elected For purposes of this Section 2.01, a majority of the votes cast means that the number of shares voted “FOR” a Director must exceed the number of votes cast “AGAINST” that Director; abstentions are not counted as votes cast. Any nominee for Director who is not an incumbent Director and is not so elected shall not take office. If, in any election of Directors at which the number of nominees does not exceed the number of Directors to be elected, the votes cast by the shareholders “FOR” a nominee Director who is an incumbent Director does not exceed the votes cast “AGAINST” such incumbent Director and no successor has been selected and qualified at such meeting, the incumbent Director shall continue as a Director for the term of office subject to such election but the Corporate Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation previously tendered by such Director and as required by this section, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the expiration of such Director’s term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.08 of these By-laws or may decrease the size of the Board of Directors pursuant to the provisions of this Section 2.01. In considering the question of whether to accept a Director nominee’s resignation, the Corporate Governance and Nominating Committee and the Board of Director shall be entitled to consider such facts and circumstances as deemed appropriate, including, but not limited to, (i) whether the concerns raised by shareholders that led to the “AGAINST” votes can or should be cured, (ii) whether resignation of the nominee is an appropriate response to the concerns raised by shareholders, (iii) the Director nominee’s historical and anticipated future commitment and contribution to the Board of Directors, (iv) whether the Director’s service on the Board of Directors is consistent with applicable regulatory requirements and listing standards, and without limitation (v) other matters in the interests of the Corporation. The Board of Directors’ explanation of its decision shall be promptly disclosed on a Form 8-K furnished to or filed with the Securities and Exchange Commission. Each class of Directors shall hold office for a term of three years, with the term of office of one class expiring in each succeeding year, so that, as nearly as possible, one-third (1/3) of the number of Directors of the Corporation shall be elected annually. At each annual meeting of shareholders, each incumbent or each successor to a Director of the class whose term expires that year, as the case may be, shall be elected to hold office for a term of three years and until such person’s successor has been selected and qualified. Directors shall be natural persons of full age, but need not be residents of Pennsylvania or shareholders of the Corporation. In order for any person to be nominated as a Director of the Corporation, such person must have submitted to the Board of Directors, prior to the time of such person’s nomination as a Director, an irrevocable conditional resignation from the Board of Directors, to take effect upon the occurrence of all of the following conditions: (i) such person stood for election to the

Board of Directors at a shareholder meeting at which the number of nominees did not exceed the number of Directors to be elected; (ii) at such shareholder meeting the votes by the shareholders entitled to vote in the election cast against such person’s reelection (excluding abstentions) exceeded the votes cast for such person’s reelection; and (iii) such resignation having been accepted by the Board of Directors.

Section 2.02. ORGANIZATION MEETING OR ANNUAL MEETING; NOTICE. An organization meeting, or annual meeting of the newly elected Board of Directors shall be held each year at the same place as and promptly after the annual meeting of shareholders. At such meeting, the Board of Directors shall organize itself and elect the executive officers of the Corporation for the ensuing year, and may transact any other business. Notice of the organization meeting of the Board or of the business to be transacted thereat shall not be required to be given, except as otherwise expressly required herein or by law.

Section 2.03. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, except that wherever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action.

Section 2.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Board itself by vote at a meeting, or by any Director, or by the Chairman to be held at such place and day and hour and for such purposes as shall be specified by the person or persons calling the meeting in an oral or written notice at least one hour prior to the meeting. Any business may be transacted at a special meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise expressly required herein or by law.

Section 2.05. ORGANIZATION AND MANNER OF ACTING. At all meetings of the Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as otherwise expressly required herein or by law. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present, until a quorum shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any Director not present at the adjourned meeting no later than the day prior to the date of reconvening. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened, except as otherwise expressly required herein or by law. The Chairman of the Board, or in his/her absence or if such office is vacant the President, shall preside at all meetings of the Board. The Secretary shall take the minutes at all meetings of the Board. In the absence of the presiding officer hereinabove designated, the Directors present shall select a member of the Board to preside; and in the absence of the Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

Section 2.06. RESIGNATIONS. Any Director may resign by submitting to the Chairman of the Board or the President his/her resignation, which (unless otherwise specified therein) need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer.

Section 2.07. REMOVAL OF DIRECTORS.

(a) BY ACTION OF THE SHAREHOLDERS: The entire Board of Directors, or a class of the Board, where the Board is classified with respect to the power to elect Directors, or any individual Director may be removed from office at any time, without assigning any cause therefor, only by the vote of shareholders provided in the Articles. In case the Board, or such a class of the Board, or any one or more

Directors be so removed, new Directors may be elected at the same meeting. Unless the entire Board or a class of the Board be removed, not more than one Director at a time may be removed by any one vote of the shareholders.

(b) BY ACTION OF THE DIRECTORS: The Board of Directors may declare vacant the office of a Director if such Director is declared of unsound mind by an order of court, or convicted of a felony, or for any other proper cause, or if, within sixty (60) days after notice of his/her election, he/she does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification these By-laws may specify.

(c) OTHER REMOVAL: The provisions of this section shall not be deemed exclusive of any provision of law authorizing the removal of any Director or a class of the Board.

Section 2.08. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board though less than a quorum or by the sole remaining Director, and each person so elected shall be a Director for the unexpired term of his/her predecessor in office, or, if a vacancy arises as a result of an increase in the number of Directors, the Director filling the vacancy shall be a Director for a term to be determined by the Board of Directors, but in no event to exceed a term of three years. Any such vacancy in any class of the Board of Directors may be filled by any incumbent member of any other class of the Board of Directors, provided, however, that such incumbent member shall consent to such election; such consent to such election shall be considered for the purposes of this Section 2.08 to be a simultaneous resignation by such Director from his former class.

Section 2.09. COMPENSATION. Directors, as such, shall receive such compensation for service as a Director as shall be determined by the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any proper capacity and receiving compensation therefor.

Section 2.10. CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action which may be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation. A consent by a Director may take the form of an email transmission.

SECTION 2.11. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent in writing by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 2.12. TELEPHONE MEETINGS. Regular or special meetings of the Board of Directors may be held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 2.13. COMMITTEES OF THE BOARD. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. A committee, to the extent provided in the resolution creating it, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except as restricted by law. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member. Any action which may be taken at a meeting of the members of a committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the members of such committee in office is filed with the Secretary of the Corporation. A consent by a member of such committee may take the form of an email transmission.

Section 2.14. COMMITTEE RULES. Unless the Board of Directors provides otherwise, each committee designated by the Board may adopt and amend rules for the conduct of its business. In the absence of a resolution of the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at a meeting, if a quorum is then present, shall be the act of such committee. Each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these By-laws. One or more members of a committee of the Board may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other.

ARTICLE III

OFFICERS AND EMPLOYEES

Section 3.01. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (as may be determined by the Board of Directors), the Secretary and the Treasurer, all of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person. Each executive officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his/her successor is duly elected and qualifies, or until his/her death, resignation or removal. At the discretion of the Board of Directors, the office of Chairman of the Board and the office of Vice President may be left vacant.

Section 3.02. ELECTION, TERM, AND VACANCIES. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the annual meeting of the Board. If the election is not held at such meeting, the election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his/her successor has been duly elected and qualified or until his/her earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the Board of Directors.

Section 3.03. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.04. ADDITIONAL AND ASSISTANT OFFICERS, AGENTS AND EMPLOYEES. The Board of Directors from time to time may appoint one or more other officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board of Directors or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President or any other executive officer may employ from time to time such other agents, employees and independent contractors as he/she may deem advisable, and prescribe their duties, conditions of employment and compensation. The President may dismiss any agent, employee or independent contractor not employed by authority of the Board, without prejudice to the contract rights, if any, of the person so dismissed.

Section 3.05. THE CHAIRMAN. The Chairman of the Board, if any, shall be elected from among the Directors, shall preside at the meetings of the shareholders and of the Board of Directors at which he/she shall be present, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, and, in the event that the duties of the Chairman are not prescribed by the Board of Directors, the Chairman shall have duties at least as extensive as those prescribed for the office of the President in Section ~~3.06.~~3.07.

Section ~~3.06. THE PRESIDENT. The President~~3.06 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board of Directors, shall have management and supervision over and exercise general executive powers concerning all the property, business and affairs of the Corporation. ~~The President shall be charged with carrying out the policies, programs, orders and resolutions adopted or approved by the Board, and shall have all powers and perform all duties incident to the office of general manager, and any further powers and duties as from time to time may be prescribed by the Board of Directors.~~ The Chief Executive Officer shall have general management and supervision over all other officers, including the President, and may appoint and remove officers, other agents and employees. The Chief Executive Officer shall be, ex officio, a member of all standing committees.  He/she shall have the power to execute deeds, bonds, mortgages, other contracts, agreements and instruments of the Corporation. ~~The President shall be, ex officio, a member of all standing committees. Except as otherwise directed by the Board of Directors, all other officers shall render reports to the President.~~

Section 3.07 THE PRESIDENT. The President shall, under the direction of the Chief Executive Officer, be responsible for the operation of the Corporation. The President shall be charged with carrying out the policies, programs, orders and resolutions adopted or approved by the Chief Executive Officer or by the Board of Directors. The President shall have such other powers and perform such other duties as may from time to time be assigned or delegated to the President by the Chief Executive Officer or by the Board of Directors. At the request of the Chief Executive Officer or in his/her absence or disability, the President shall have and exercise the powers and duties of the Chief Executive Officer.

Section ~~3.07.~~ 3.08. THE VICE PRESIDENTS. Except as otherwise ordered by the Board of Directors, the Vice Presidents, if any, shall have and exercise such powers and duties as from time to time may be conferred upon them by the Board of Directors or by the President. The seniority of Vice Presidents, if seniority is to be assigned, may be designated at the time of their election. At the request of the President or in his/her absence or disability, the senior Vice President shall have and exercise the powers and duties of the President.

Section ~~3.08.~~ 3.09. THE SECRETARY. The Secretary shall: (a) keep or cause to be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles and of these By-laws; (b) attend to the giving of notices as may be required by law or these By-laws; (c) be custodian of the Corporation’s records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) have charge of and keep at the registered office of the Corporation an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation and (e) have all powers and perform all duties incident to the office of Secretary, and such other powers and duties as may from time to time be prescribed by the Board of Directors or the President.

Section ~~3.09.~~ 3.10. THE TREASURER. The Treasurer shall: (a) be custodian of the Corporation’s contracts, policies, leases, deeds and other indicia of title, and all other business records, tax matters, financial documents and accounting records; (b) see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) be the principal officer in charge of tax and financial matters and of the accounting of the Corporation; (d) have charge and custody of and be responsible for the Corporation’s funds, securities, and investments; (e) receive, endorse for collection and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as shall be designated by the Board of Directors; (f) cause to be kept appropriate, complete and accurate books or records of account of all the Corporation’s business and transactions; (g) render to the President and the Board of Directors when and as required, an account of all his/her transactions as Treasurer, and a report as to the financial position and operations of the Corporation; and (h) have all powers and perform all duties incident to the office of Treasurer, and such other powers and duties as may from time to time be prescribed by the Board of Directors or the President.

Section ~~3.10.~~ 3.11. VACANCIES. Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause, shall be filled in the manner provided in this ARTICLE III for regular election or appointment to such office.

Section ~~3.11.~~ 3.12. DELEGATION OF DUTIES. In case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them, of such officer to any other officer or Director or other person whom it may select.

Section ~~3.12.~~ 3.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the Corporation.

ARTICLE IV

SHARES OF CAPITAL STOCK

Section 4.01. SHARE CERTIFICATES. All classes and series of shares of capital stock of the Corporation, or any part thereof, shall be represented by stock certificates or shall be uncertificated shares, as determined by the Board of Directors, provided that every shareholder shall be entitled to a share certificate if such shareholder so requests in the manner prescribed by the Corporation. Stock certificates, if utilized, shall be consecutively numbered, and in such form as required by law and as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board or the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent and certify the number of shares of stock owned by such holder. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such Chairman of the Board, President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer may be facsimile. In case any transfer agent, registrar, officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such transfer agent, registrar, officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such transfer agent, registrar, officer or officers of the Corporation. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may in the discretion of the Board entitle the holder thereof to voting, dividend or other rights of shareholders.

Section 4.02. TRANSFERS OF SHARES. Transfer of shares of stock of this Corporation shall be made on the books of the Corporation only upon surrender to the Corporation or the transfer agent for cancellation of the certificate or certificates, if utilized, for such shares properly endorsed by the registered shareholder or by such shareholder’s assignee or legal representative, who shall furnish proper evidence of succession, assignment or authority to transfer, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determined.

Section 4.04. REGULATIONS RELATING TO SHARES. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

Section 4.05. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

ARTICLE V

MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

Section 5.01. SIGNATURES ON NOTES, CHECKS, ETC. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidence of indebtedness of the Corporation whatsoever, shall require such number of signatures, and shall be signed by such officers or agents of the Corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

Section 5.02. EXECUTION OF INSTRUMENTS GENERALLY. Except as provided in Section 5.01, all properly authorized deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be executed and delivered by any executive officer of the Corporation; and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

Section 5.03. VOTING SECURITIES OWNED BY CORPORATION. Voting securities in any other corporation held by this Corporation shall be voted by the President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specified investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

ARTICLE VI

INDEMNIFICATION

Section 6.01. STANDARD OF CARE AND JUSTIFIABLE RELIANCE.

(a) A Director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his/her duties as a Director, including his/her duties as a member of any committee of the Board upon which he/she may serve, in good faith, in a manner he/she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his/her duties, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following (1) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (2) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within the professional or expert competence of such person; and (3) A committee of the Board upon which he/she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. A Director shall not be considered to be acting in good faith if he/she has knowledge concerning the matter in question that would cause his/her reliance to be unwarranted.

(b) In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (a).

(c) Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 6.02. PERSONAL LIABILITY OF DIRECTORS. A Director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the Director has breached or failed to perform the duties of his/her office under Section 6.01 (relating to standard of care and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this section shall not apply to: (1) the responsibility or liability of a Director pursuant to any criminal statute; or (2) the liability of a Director for the payment of taxes pursuant to local, State or Federal law.

Section 6.03. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Directors and officers of the Corporation shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise) arising out of their service to the Corporation or to another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation; provided, however, that the Corporation shall not indemnify any Director or officer in connection with a proceeding (or part thereof) initiated by such Director or officer (other than a proceeding to enforce such person’s rights to indemnification under these By-laws) unless such proceeding (or part thereof) was authorized by the Board.

Section 6.04. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents of the Corporation who are not Directors or officers of the Corporation may be indemnified with such scope and effect as determined by the Corporation.

Section 6.05. INDEMNIFICATION PROCEDURES. As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Corporation thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Corporation under these By-laws. With respect to any such action, suit or proceeding, the Corporation will be entitled to participate therein at its own expense and may assume the defense thereof. After the Corporation notifies the indemnified person of its election to so assume the defense, the Corporation will not be liable to the indemnified person under these By-laws for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Corporation shall not be obligated to indemnify an indemnified person under these By-laws for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent.

Section 6.06. INSURANCE. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of these By-laws.

Section 6.07. ADVANCEMENT OF EXPENSES. Indemnification under Sections 6.03 or 6.04 of these By-laws shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Corporation; provided, however, that the indemnified person shall reimburse the Corporation for any amounts paid by the Corporation as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Corporation may enter into contractual agreements with any Director, officer, employee or agent to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth herein.

Section 6.08. INDEMNIFICATION RIGHTS, SUPPLEMENTAL AND CONTINUING. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

AMENDMENT OF BY-LAWS

Section 7.01. AMENDMENT. Except as otherwise provided in the Articles or by law, these By-laws may be altered, amended and repealed, and new By-laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, or by the vote of a majority of the full Board of Directors of the Corporation, at any regular or special meeting. In each case, notice of the specific Section proposed to be changed must be given to the shareholders or to the Directors, as the case may be. No provision of these By-laws shall vest any property right in any shareholder.

Section 7.02. CERTAIN AMENDMENTS. Notwithstanding the provisions of Section 7.01, the Board of Directors shall not have the authority to adopt or change a By-law on any subject that is committed expressly to the shareholders by any of the provisions of Subpart B of the Pennsylvania Business Corporation Law of 1988.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. OFFICES. The principal office of the Corporation shall be at Saxonburg Boulevard, Saxonburg, Butler County, Pennsylvania. The registered office of the Corporation, required by the Pennsylvania Business Corporation Law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the same as the principal office. The address of the registered office may be changed from time to time by the Board of Directors. The Corporation may also have additional offices and places of business at such other places within or without the Commonwealth of Pennsylvania as the business of the Corporation may require.

Section 8.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

Section 8.03. FISCAL YEAR. The fiscal year of the Corporation shall end on such day as shall be fixed by resolution of the Board of Directors.

Section 8.04. FINANCIAL REPORTS TO SHAREHOLDERS. The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

Section 8.05. INSPECTION OF CORPORATE RECORDS. Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and Directors, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

Section 8.06. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

(1) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

(2) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this Section.

Section 8.07. NOTICES; WAIVER OF NOTICE.

(a) NOTICE: Whenever under these By-laws or by law notice is required to be given to any person, including written notice (and unless otherwise provided by these By-laws or by law), it may be given to such person, either personally or by personal delivery or by sending a copy thereof through the mail, courier service or by telegram, charges prepaid, to his/her address appearing on the books of the Corporation, or supplied by him/her to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. If notice is personally delivered or provided by courier service with evidence of delivery, such notice shall be deemed to have been given to the person entitled thereto when delivered. Such notice shall specify the place, day and hour of the meeting; except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the notice. Notice to a Director also may be made by email to the email address provided by the Director for such purpose and such notice shall be deemed to have been given went sent to such email address provided that the sender does not receive notice that such email was not delivered.

(b) WAIVER: Whenever under these By-laws or by law written notice is required to be given to any person, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders or as otherwise expressly required herein or by law, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. A waiver may take the form of an email transmission.

(c) ATTENDANCE CONSTITUTES WAIVER: Attendance of a person in person, or by proxy in the case of a shareholder, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.